EXHIBIT 16


April 29, 1998                GRANT THORNTON LLP  Accountants and
                                                  Management Consultants

                                                  The U.S. Member Firm of
                                                  Grant Thornton International

Securities and Exchange Commission
Washington, D.C. 20549

Re:   Sonics & Materials, Inc.
      File No. 0-20573


Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Sonics & Materials, Inc. dated April 24, 1998, and agree with the statements contained therein.



Very truly yours,

/s/ Grant Thornton LLP